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                                                                   EXHIBIT 10.1

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                         AMERICAN BODY ARMOR & EQUIPMENT, INC
                               191 Nassau Place Road
                               Yulee, Florida  32097
                                   (904) 261-4035

                                                              August 16, 1996

Mr. James R. Erskine
Vice President/Manager
Key Bank of Wyoming
1800 Carey Avenue
P.O. Box 924
Cheyenne, Wyoming  82003

                Re:  Defense Technology Corporation of America

Dear Mr. Erskine:

                  In furtherance of our previous discussions, this letter agreement will set forth our understanding with respect to the credit facilities made available to Defense Technology Corporation of America, a Wyoming corporation with a place of business located at 1900 N. Loop, Casper, Wyoming 82601 ("DTC"), by Key Bank of Wyoming, with an office at 1800 Carey Avenue, Cheyenne, Wyoming 82003 (the "Bank"), in the amounts of $3,000,000 (the "$3,000,000 Facility") and $1,000,000 (the "$1,000,000 Facility"; and together with the $3,000,000 Facility, the "Facilities"). The Facilities are secured by a lien on substantially all the assets of DTC located in Casper, Wyoming, as well as a mortgage on certain real property in Steamboat Springs, Colorado owned by Robert and/or Sandra Oliver. In addition, Robert and Sandra Oliver have personally guaranteed the Facilities.

                  Subject to the terms and conditions of this letter agreement:
(i) the obligation of American Body Armor & Equipment, Inc. ("ABA") to pay to the Bank the Amount Due (as hereinafter defined) shall mature on September 30, 1997 (the "Maturity Date"), subject to the right of ABA, at its option, to prepay all or a portion of the Amount Due at any time prior to the Maturity Date without penalty or premium; (ii) this letter agreement shall become enforceable in accordance with its terms upon its execution by the parties hereto; and (iii) this letter agreement shall be of no further force or effect, and shall terminate with no party hereto having any obligation or liability to any other party hereto pursuant to the terms hereof in the event that (A) a definitive purchase agreement for the purchase by ABA of certain assets of DTC has not been executed on or before August 23, 1996, or (B) if such a definitive purchase agreement has been executed on or before August 23, 1996, if the closing of the transactions contemplated thereby (the "Closing") has not occurred on or before September 30, 1996 (the "Termination Date").

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Mr. James R. Erskine
Key Bank of Wyoming
August 16, 1996
Page 2

                  As we have discussed, ABA and/or one of its affiliates is in the process of negotiating the purchase of certain assets of DTC. In order for ABA and/or one of its affiliates to consummate such purchase of DTC's assets, the parties hereto agree as follows:

       1. ABA shall deliver to the Bank at the Closing, as payment in full of the $3,000,000 Facility and in complete satisfaction and discharge thereof, a certificate registered in the Bank's name for that number of unregistered shares of ABA Common Stock as will have a value, as determined by the average closing price of ABA's Common Stock on the American Stock Exchange for the ten consecutive trading day period ending two trading days prior to the Closing date, of $2,650,000 (the "Amount Due"). Any amounts paid to the Bank on account of the Amount Due, including the Initial Amount (as hereinafter defined), shall result in a reduction of the then outstanding balance of the Amount Due by a like amount. The Bank agrees that, upon the registration of such shares of ABA Common Stock, as hereinafter provided, the Bank will agree to the sale of such shares of ABA Common Stock, as hereinafter provided, and that ABA shall control, in its sole discretion, the timing, manner and amount of ABA Common Stock to be sold pursuant to this letter agreement; provided, however, that ABA will ensure that (a) the Bank realizes net proceeds from such sales (the "Net Sales Proceeds"), which, together with any advances from the Deposit Account and the Initial Amount (each as hereinafter defined) will, in the aggregate, equal the Amount Due, on or before September 30, 1997; (b) all sales shall be arranged through UBS (as hereinafter defined) in accordance with all applicable laws, rules, and regulations; and (c) none of the events described in Section 13 hereinbelow has occurred. ABA shall not be considered an agent of the Bank in effecting such sales. So long as the Bank is not in default of its obligations hereunder, the Bank shall have all voting and dividend rights with respect to such shares of ABA Common Stock. ABA hereby agrees that it will indemnify the Bank against any and all capital gains taxes that may be incurred by the Bank resulting from the sale of such shares of ABA Common Stock.

       2. On the Closing date, but no later than 11:00 A.M., Cheyenne, Wyoming time on September 30, 1996, ABA shall advance to the Bank by wire transfer or in good and immediately available funds $662,500 (the "Initial Amount"). Provided none of the events described in Section 13 hereinbelow has occurred, ABA shall thereafter be entitled to receive, before any Net Sales Proceeds are paid to the Bank, an amount equal to the Initial Amount plus all advances from the Deposit Account previously paid by ABA to the Bank and not so recouped, and the Bank shall have provided Union Bank of Switzerland, New York Branch

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Mr. James R. Erskine
Key Bank of Wyoming
August 16, 1996
Page 3

("UBS") with irrevocable written instructions to such effect. Upon the occurrence of any of the events described in Section 13 hereinbelow, ABA shall be entitled to receive any portion of the Initial Amount or advances from the Deposit Account not previously recouped after the Bank has received any unpaid balance of the Amount Due.

       3. The shares of ABA's Common Stock issued to the Bank at the Closing shall be delivered to UBS to be held by UBS in accordance with the terms of a letter agreement to be entered into between UBS and the Bank, substantially in the form of Exhibit A attached hereto (the "Instruction Letter"), and the Bank shall provide irrevocable written instructions to UBS that UBS is entitled to rely on the instructions of ABA in order that the sales of the shares of ABA Common Stock and the remitting of the Net Sales Proceeds, all as described in this letter agreement, are effected as set forth in the Instruction Letter.

       4. (a) ABA ensures that the Bank will receive the Amount Due, either from the Net Sales Proceeds, the Initial Amount, the Deposit Account, or some combination thereof. In order to secure ABA's obligations to the Bank hereunder, on the Closing date but no later than 11:00 A.M. Cheyenne, Wyoming time on September 30, 1996, ABA shall deposit with the Bank in Wyoming (the "Deposit Account") by wire transfer or in good and immediately available funds an amount equal to $1,987,500, which shall be invested by the Bank in 30-day certificates of deposit of the Bank which will bear interest at a rate per annum equal to the highest rate made available by the Bank to its customers for similar deposits (the "CD Rate"), and shall be automatically renewable for successive 30-day periods, subject to the provisions of this letter agreement.

         (b) The Deposit Account will be held in the name of ABA and the principal amount of the Deposit Account will be subject to a perfected security interest and right of set-off in favor of the Bank. All interest earned on the Deposit Account shall be for the sole benefit of ABA, shall be free and clear of any such security interest, shall not be subject to any right of set-off in favor of the Bank, and shall be paid to ABA upon the maturity of each certificate of deposit which at any time comprises the Deposit Account; provided, however, that upon payment in full of the Amount Due, the Bank may retain any interest earned on the Deposit Account that has not been previously paid to ABA in accordance with this Section 4(b) and apply it against the Interest Equivalent Amount (as hereinafter defined) owed by ABA and DTC to the Bank, pursuant to Paragraph 4(e) hereof.

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Mr. James R. Erskine
Key Bank of Wyoming
August 16, 1996
Page 4

         (c) At the maturity of each certificate of deposit which at any time comprises the Deposit Account, ABA shall be entitled to withdraw from the Deposit Account an amount equal to any Net Sales Proceeds that have been received by the Bank prior thereto; provided, however, (i) the Net Sales Proceeds received by the Bank shall have been in good and immediately available funds; (ii) the balance remaining in the Deposit Account after giving effect to such withdrawal will not be less than the balance owing on the Amount Due; (iii) ABA has given the Bank not less than two weeks written notice of such withdrawal; and (iv) none of the events described in Section 13 has occurred.

         (d) At no time shall the amount in the Deposit Account, excluding interest, be less than the outstanding balance of the Amount Due at the time in question.

         (e) The Amount Due from time to time outstanding shall accrue an effective annual rate of interest equal to two thirds of the sum of the CD Rate plus 1% (the "Interest Equivalent Amount"). Each of ABA and DTC hereby agree to pay to the Bank on the earlier of the Maturity Date or the date on which the Amount Due has been paid in full one-half of the Interest Equivalent Amount.

       5. ABA shall pay to the Bank the remaining balance of the Amount Due in accordance with the following schedule, subject to adjustment as provided in
Section 8 hereof:

                     Date:                Payment Amount:
                     -----                ---------------
                     December 15, 1996        $300,000
                     January 31, 1997          300,000
                     April 30, 1997            350,000
                     July 31, 199              350,000

provided, however, that ABA shall have the right, at its option, to prepay all or a portion of the Amount Due without penalty or premium at any time prior to the Maturity Date. All Net Sales Proceeds received by the Bank shall be applied as a prepayment against the next Payment Amount(s) due as herein above set forth. ABA shall have the right to use funds in the Deposit Account to make the payments described in this Section 5.

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Mr. James R. Erskine
Key Bank of Wyoming
August 16, 1996
Page 5

       6. In the event that the aggregate of the Net Sales Proceeds, the advances from the Deposit Account and the Initial Amount realized by the Bank as of September 30, 1997 are less than $2,650,000, or upon the occurrence of any of the events described in Section 13 hereinbelow, the Bank shall be entitled to set-off from the Deposit Account (exclusive of any interest earned thereon) an amount which, when added to the Net Sales Proceeds, the advances from the Deposit Account and the Initial Amount received by the Bank for its own account, will equal $2,650,000 plus the Interest Equivalent Amount owed by ABA and DTC to the Bank, and the balance of such Deposit Account shall be returned to ABA.

       7. Upon receipt by the Bank in good and immediately available funds of the Amount Due, plus the entire Interest Equivalent Amount, whether from the Initial Amount, the Net Sales Proceeds, the Deposit Account, or any combination thereof, UBS shall be instructed to deliver to ABA for cancellation any remaining shares of ABA Common Stock held by UBS for the Bank.

       8. (a) ABA hereby agrees to include the shares of ABA Common Stock to be issued to the Bank pursuant to this letter agreement in a registration statement on Form SB-2 or other appropriate form to be filed with the Securities and Exchange Commission within 45 days of the closing of the transactions contemplated hereby, and thereafter to use its best efforts to have such registration statement declared effective as promptly as practicable. Such registration statement shall describe the material terms of this letter agreement and the proposed plan of distribution of the shares of ABA Common Stock, and a copy thereof shall be provided to the Bank promptly upon filing with the Securities and Exchange Commission.

         (b) In the event that such registration statement has not been declared effective by January 28, 1997, then the payment schedule described in Section 5 hereof shall be revised as follows:

                     Date:                 Payment Amount:
                     -----                 ---------------
                     January 31, 1997          $400,000
                     April 30, 1997             500,000
                     July 31, 1997              500,000

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Mr. James R. Erskine
Key Bank of Wyoming
August 16, 1996
Page 6

provided, however, that once such registration statement has been declared effective, then all subsequent payments required pursuant to Section 5 hereof shall thereafter revert to the amounts therefor as specified in Section 5 hereof.

       9. In consideration of the issuance of the shares of ABA Common Stock to the Bank, as of the Closing date the $3,000,000 Facility shall be deemed paid in full, and completely satisfied and discharged, and the Bank hereby agrees to cancel the promissory note evidencing the $3,000,000 Facility and deliver it to DTC marked paid in full, and to release any and all liens on the assets of DTC relating to the $3,000,000 Facility and the $1,000,000 Facility on the Closing date; provided, however, the Bank shall not be required to release its security interest on the Steamboat Springs, Colorado real property. The Bank agrees to deliver UCC-3 termination statements, releases and any other instruments necessary and proper in order to give effect to the intent and purposes of this letter agreement. In addition, the Bank will release Robert and Sandra Oliver from any personal guarantees relating to the $3,000,000 Facility upon Closing. In further consideration of the transactions contemplated hereby, (a) the Bank hereby releases and forever discharges ABA and its affiliates, officers, directors, employees and agents, and their respective successors, assigns, heirs and legal representatives (collectively, the "ABA Releasees") of and from any and all actions or causes of action, suits, claims, charges, complaints, damages, liabilities, expenses, losses, costs, agreements and promises whatsoever at law or in equity which the Bank may now have or hereafter can, shall or may have against the ABA Releasees arising out of or relating to the Facilities, other than the obligations of ABA under this letter agreement; and
(b) ABA hereby releases and forever discharges the Bank and its affiliates, officers, directors, employees and agents, and their respective successors, assigns, heirs and legal representatives (collectively, the "Bank Releasees") of and from any and all actions or causes of action, suits, claims, charges, complaints, damages, liabilities, expenses, losses, costs, agreements and promises whatsoever at law or in equity which ABA may now have or hereafter can, shall or may have against the Bank Releasees arising out of or relating to the Facilities, other than the obligations of the Bank under this letter agreement.

       10. (a) ABA hereby agrees to indemnify and hold harmless the Bank from any damage, liability, cost or expense incurred by the Bank in connection with a breach by ABA of its obligations hereunder or the violation by ABA of any applicable securities laws, rules or regulations relating to the sale of the shares of ABA Common Stock in accordance with the terms hereof; provided, however, that ABA shall have no obligation to indemnify the Bank with

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Mr. James R. Erskine
Key Bank of Wyoming
August 16, 1996
Page 7

respect to or in connection with the Bank's actions relating to any aspects of administering, processing or otherwise handling the Facilities (including, but not limited to, the violation of any laws, rules or regulations applicable to the Bank) or to any other actions of the Bank which constitute gross negligence or willful misconduct.

       (b) The Bank hereby agrees to indemnify and hold harmless ABA from any damage, liability, cost, or expense incurred by ABA in connection with a breach by the Bank of its obligations hereunder or the violation by the Bank of any laws, rules or regulations applicable to the Bank; provided, however, that the Bank shall have no obligation to indemnify ABA with respect to or in connection with ABA's actions relating to the sale of the shares of ABA Common Stock in accordance with the terms hereof (including, but not limited to, the violation of any laws, rules, or regulations applicable to ABA) or to any other actions of ABA which constitute gross negligence of willful misconduct.

       11. The parties acknowledge that the Bank, DTC and Robert and Sandra Oliver are negotiating a settlement of the $1,000,000 Facility. The closing of the transactions contemplated by this letter agreement shall take place simultaneously with the Closing of the purchase of certain DTC assets by ABA, and to the extent practicable the closing of the transactions between the Bank, DTC and Robert and Sandra Oliver relating to the settlement of the $1,000,000 Facility. If for any reason the agreement between ABA and DTC for the sale and purchase of such DTC assets is terminated, then this letter agreement shall be null and void, with no further liability or obligation to any party hereto. The Bank acknowledges that the settlement of the $1,000,000 Facility between the Bank, DTC and Robert and Sandra Oliver shall not be a condition to the closing of the transactions between ABA and Key Bank contemplated by this letter agreement. DTC and Robert and Sandra Oliver acknowledge that ABA and DTC are negotiating the terms of a proposed agreement pursuant to which certain DTC assets will be acquired by ABA. Each of DTC and Robert and Sandra Oliver hereby expressly acknowledge and agree that no such agreement has been reached between DTC and ABA with respect to such asset sale as of the date hereof, that the execution and delivery of this letter agreement will not be construed as creating an obligation on any party hereto to reach such an agreement with respect to such asset sale, and that such asset sale agreement will be deemed reached when, and only when, a definitive asset purchase agreement and attendant documents have been executed and delivered by and among ABA, DTC, and Robert and Sandra Oliver, and then only in accordance with, and subject to the terms and conditions of, such asset purchase

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Mr. James R. Erskine
Key Bank of Wyoming
August 16, 1996
Page 8

agreement.

       12. ABA hereby covenants to the Bank that ABA will comply with all laws, rules and regulations applicable to ABA in connection with the performance by ABA of its obligations hereunder. The Bank hereby covenants to ABA that the Bank will comply with all laws, rules and regulations applicable to the Bank in connection with the performance by the Bank of its obligations hereunder.

       13. In the event that:

         (a) a voluntary or involuntary proceeding in bankruptcy or insolvency is filed by or against ABA under any federal or state law, and the same is not dismissed within 15 days of such filing; or

         (b) a stop order is issued by the Securities and Exchange Commission against ABA with respect to the registration statement herein described, or any enforcement proceeding relating thereto is instituted by the Securities and Exchange Commission, the American Stock Exchange or the NASD, and in each such case, the same is not subsequently rescinded or dismissed within
             30 days of the issuance or commencement
             thereof; or

         (c) there is a breach by ABA of any
             representation, warranty, covenant or
             agreement made by ABA in this letter
             agreement, including, but not limited to, the covenants contained in Sections 5 and 8 hereof, and the same is not cured within 10 business days after the Bank has provided written notice to ABA of such breach;

then, in each such case, the entire remaining balance of the Amount Due to the Bank by ABA at such time shall immediately become due and payable, and the Bank shall have the right to (i) exercise its rights and remedies as a secured party with respect to the Deposit Account, (ii) exercise its right of set-off against the Deposit Account, and (iii) to the extent there remains anything owing on the Amount Due after application of the remaining funds in the Deposit Account, notify UBS of such default and outstanding balance owing on the Amount Due, and

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Mr. James R. Erskine
Key Bank of Wyoming
August 16, 1996
Page 9

instruct UBS to sell immediately so much of the remaining ABA Common Stock held by it for the Bank as may be necessary to obtain Net Sales Proceeds sufficient to pay such outstanding balance on the Amount Due plus the entire Interest Equivalent Amount in full; provided, however, that the Bank hereby agrees that it will give ABA three business days prior written notice before notifying UBS of the occurrence of any such event. Any excess Net Sales Proceeds shall be paid from the Bank's account to ABA.

       14. Each of the parties hereto shall bear their own costs and expenses in connection with the transactions contemplated hereby.

       15. The parties acknowledge that time is of the essence, and accordingly, in the event that this letter agreement is not fully executed within two business days of the date hereof, the offer represented hereby shall terminate, and no party shall have any obligation to any other party hereto.

       16. The parties hereto acknowledge that this letter agreement has been negotiated and executed, and is to be performed in, the State of Wyoming.

       17. The Bank may assign its interest under this letter agreement to any KeyCorp subsidiary with the written consent of ABA, which consent shall not be unreasonably withheld or delayed; provided, however, that any such assignee shall have a net worth equal to or greater than the net worth of the Bank. The Bank shall notify ABA of the entity to which the assignment is to be made (the "Assignee") and provide such information concerning it as ABA may reasonably request. The Assignee shall agree in writing to assume all of the Bank's duties and obligations under this letter agreement. In the event of such assignment, the Deposit Account may continue to be maintained with the Bank, but the rights of the Bank with respect thereto shall be transferred to the Assignee. Upon consummation of such assignment, the Bank shall be released from any further liability under this letter agreement.

       18. In the event the definitive agreement referred to in paragraph 11 above is terminated for any reason, or ABA otherwise elects not to consummate the acquisition of DTC's assets as contemplated therein, ABA shall immediately give the Bank notice of such event. From the time of the execution of such definitive agreement and prior to the Closing, ABA hereby represents and warrants to the Bank that ABA will not manage or direct the business

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Mr. James R. Erskine
Key Bank of Wyoming
August 16, 1996
Page 10

operations of DTC.

       19. This letter agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile signatures shall be deemed acceptable and binding.

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Mr. James R. Erskine
Key Bank of Wyoming
August 16, 1996
Page 11

       If the foregoing is in accordance with your understanding of the terms of our agreement, please so indicate by signing a copy of this letter in the space indicated below and returning a fully executed copy to us.

                                       Very truly yours,

                                       AMERICAN BODY ARMOR & EQUIPMENT, INC.

                                       By: /s/ Warren B. Kanders
                                           Warren B. Kanders
                                           Chairman of the Board

ABOVE AGREED TO AND ACCEPTED
ON AUGUST 16, 1996:

KEY BANK OF WYOMING

By: /s/ James R. Erskine
    James R. Erskine
    Vice President

DEFENSE TECHNOLOGY CORPORATION OF AMERICA

By: /s/ Robert L. Oliver
    Robert L. Oliver
    CEO

/s/ Robert L. Oliver
Robert Oliver

/s/ Sandra A. Oliver
Sandra Oliver